UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
May 5, 2008
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation)	0-24216 (Commission File Number)	98-0140269 (I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
(Address of Principal Executive Offices) (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 5, 2008 IMAX Corporation (the “Company”) entered into a fifth amendment to its loan agreement dated February 6, 2004, as amended (the “Loan Agreement”), with Wachovia Capital Finance Corporation (Canada). The amendment (i) extends the term of the Loan Agreement to October 31, 2010, (ii) reduces the minimum Cash and Excess Availability (as defined in the Loan Agreement) required to be maintained from $15 million to $7.5 million, (iii) removes the requirement to maintain a minimum EBITDA, provided that the Company complies with the Cash and Excess Availability covenant, and (iv) expands the definition of Eligible Contracts in Backlog to include contracts with entities formed under certain joint venture arrangements.
     Also on May 5, 2008, the Company entered into a Securities Purchase Agreement (the “Douglas Agreement”) with K&M Douglas Trust, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust, and James E. Douglas III (the “Douglas Group”), pursuant to which the Company agreed to sell and the Douglas Group agreed to purchase 2,726,447 shares (the “Shares”) of the common stock, no par value, of the Company (the “Common Shares”) for aggregate consideration of $18 million or approximately $6.60 per share (the equivalent of the average closing of the Company’s common share price over the most recent five trading days). The private placement closed on May 8, 2008. The Douglas Group, which will own 19.9% of the outstanding Common Shares post-transaction, agreed to a five-year standstill with the Company whereby it will refrain from certain activities, including (i) increasing its percentage ownership in the Company, (ii) seeking to influence the management of the Company or soliciting proxies, (iii) entering into fundamental or change-of-control transactions with respect to the Company and (iv) selling or transferring any Common Shares to a person or group that would own 5% or more of the Common Shares following such sale or transfer. The Company has agreed to file a registration statement registering the resale of the Shares by December 1, 2008, to use commercially reasonable efforts to cause the registration statement to become effective within 90 days after filing and to maintain the effectiveness of the registration statement, subject to permitted suspensions, until the Douglas Group has sold, or may sell without restriction, the Shares.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in the second paragraph under Item 1.01 is hereby incorporated by reference into this Item 3.02.
     The Company is relying on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D). Each purchaser in the Douglas Group has represented that it is an “accredited investor”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: May 9, 2008	By:	“Robert D. Lister”
		Name:	Robert D. Lister
General Counsel

	By:	“G. Mary Ruby”
		Name:	G. Mary Ruby
Corporate Secretary